NETSMART TECHNOLOGIES, INC.
EXHIBIT 11.1 - CALCULATION OF EARNINGS PER SHARE
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                                                  Three Months ended March 31,
                                                  ---------------------------
                                                    2000                1999
                                                    ----                ----

Average shares outstanding                        3,088,632          2,844,587
 Dilutive effect of stock options
 and warrants computed by use
 of treasury stock method                           617,332            179,867

Computation of Earnings Per
 Share=Net Income/Average
 common and common share
 equivalent shares                               $  436,800         $  327,101
 outstanding                                      3,705,964          3,024,454
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Earnings Per Share                               $      .12         $      .11
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